EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Provides Business Update and
Reports Fourth Quarter and Full Year 2020 Financial Results

•	Sale of Manufacturing Operations to Catalent with net proceeds of ~$74 million
•	Annual operating expenses cut by ~$40 million via sale, restructuring, and other reductions
•	Total 2021 non-GAAP operating expense expected to be $130-$140 million[1]
•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg 2021 net revenue expected to be $75-$85 million
•	INBRIJA® (levodopa inhalation powder) 2020 net revenue $24 million
•	AMPYRA 2020 net revenue $99 million

ARDSLEY, N.Y. – March 4, 2021 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the fourth quarter and full year ended December 31, 2020.

“We have improved our financial position materially through the sale of our manufacturing operations in Chelsea and our restructuring, which also have reduced both our annual operating expenses and cost of goods for INBRIJA,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “In 2020, we continued to improve access to INBRIJA and saw excellent results from our new patient education and training programs; for example, approximately 1,250 patients who had either never filled or had discontinued their original INBRIJA prescriptions responded to our educational outreach and training by returning to therapy. We also saw quarter over quarter growth in INBRIJA despite the substantial negative impact of COVID-19, and believe we are well-positioned for further growth when the pandemic subsides. We also believe that the reduced cost of goods for INBRIJA will help potentiate commercial partnerships outside the US.”

Fourth Quarter 2020 Financial Results

For the fourth quarter ended December 31, 2020, the Company reported AMPYRA net revenue of $25.3 million compared to $40.8 million for the same quarter in 2019 and INBRIJA net revenue of $9.3 million compared to $6.1 million for the same quarter in 2019.

Research and development (R&D) expenses for the quarter ended December 31, 2020 were $4.3 million, including $0.3 million of share-based compensation, compared to $9.0 million, including $0.6 million of share-based compensation, for the same quarter in 2019.

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2020 were $32.9 million, including $1.2 million of share-based compensation, compared to $41.2 million, including $2.0 million of share-based compensation, for the same quarter in 2019.

Benefit from income taxes for the quarter ended December 31, 2020 was $3.1 million, compared to a benefit from income taxes of $0.8 million for the same quarter in 2019.

The Company recorded a loss on assets held for sale related to the sale of the manufacturing operations in Chelsea, Massachusetts to Catalent. The Company recorded a loss on the assets held for sale of $57.9 million as of December 31, 2020, which represents the amount by which the carrying value of the assets to be sold

1 This guidance is a non-GAAP projection that excludes certain items as more fully described under “Non-GAAP Financial Measures."

exceeds the purchase price less estimated selling costs. The Company segregated the assets held for sale on the balance sheet at the resulting carrying amount of $71.8 million as of December 31, 2020.

The Company reported GAAP net loss of $83.0 million for the quarter ended December 31, 2020, or $9.82 per diluted share. GAAP net income in the same quarter of 2019 was $65.7 million, or $8.26 per diluted share.

Non-GAAP net loss for the quarter ended December 31, 2020 was $21.1 million, or $2.50 per diluted share. Non-GAAP net loss in the same quarter of 2019 was $7.1 million, or $0.89 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, losses on assets held for sale, gain on extinguishment of debt, and changes in the fair value of derivative liability related to the 2024 convertible notes. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

Full Year Ended December 31, 2020 Financial Results

For the full year ended December 31, 2020, the Company reported AMPYRA net revenue of $98.9 million compared to $163.2 million for the full year 2019 and INBRIJA net revenue of $24.2 million compared to $15.3 million for the full year 2019.

Research and development (R&D) expenses for the full year ended December 31, 2020 were $23.0 million, including $1.7 million of share-based compensation, compared to $60.1 million, including $2.8 million of share-based compensation for the full year 2019.

Sales, general and administrative (SG&A) expenses for the full year ended December 31, 2020 were $152.6 million, including $6.0 million of share-based compensation, compared to $192.8 million, including $10.8 million of share-based compensation for the full year 2019.

Benefit from income taxes for the full year ended December 31, 2020 was $8.0 million, compared to a benefit from income taxes of $1.3 million for the full year 2019.

For the full year ended December 31, 2020, the Company reported GAAP net loss of $99.6 million, or $12.32 per diluted share, compared to a GAAP net loss for the full year 2019 of $273.0 million, or $34.43 per diluted share.

Non-GAAP net loss for the full year ended December 31, 2020 was $72.9 million, or $9.02 per diluted share. Non-GAAP net loss for the full year ended December 31, 2019 was $81.8 million, or $10.31 per diluted share. This full year non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, asset impairment charges, losses on assets held for sale, gain on extinguishment of debt, and changes in the fair value of derivative liability related to the 2024 convertible notes. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At December 31, 2020, the Company had cash, cash equivalents, investments, and restricted cash of $102.9 million. Restricted cash includes $31 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in December 2019. If the Company elects to pay interest due in stock, the restricted cash will be released from escrow.

Financial Guidance

•

Operating expenses for the full year 2021 are expected to be $130 - $140 million. This guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

•	AMPYRA net revenue for the full year 2021 is expected to be $75-$85 million.

Recent Highlights

•

In February 2021, the Company announced that it has closed the deal to sell its manufacturing operations in Chelsea, Massachusetts to Catalent. Under the terms of the agreement, Catalent has paid Acorda $80 million in cash, resulting in expected net proceeds to Acorda of approximately $74 million after transaction fees and expenses and settlement of customary post-closing adjustments.

•

In connection with the sale, Acorda and Catalent have entered into a long-term global supply agreement under which Catalent will manufacture and package INBRIJA for Acorda, ensuring an uninterrupted drug supply for Acorda’s patients and continued adherence to best-in-class manufacturing quality and safety standards.

•	In January 2021, the Company announced a corporate restructuring, reducing its combined Ardsley, Waltham, and field headcount by approximately 16%.
•	The sale of the manufacturing operations, restructuring and other operating expense reductions are expected to reduce annual operating expenses by approximately $40 million.
•

On December 31, 2020, Acorda implemented a 1-for-6 reverse stock split of the Company’s shares of common stock and a proportionate reduction in the number of authorized shares of common stock. This was done to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on the Nasdaq Global Select Market.

Webcast and Conference Call

The Company will host a conference call and webcast in conjunction with its fourth quarter/year end 2020 update and financial results today at 4:30 p.m. EST.

To participate in the Webcast/Conference Call, please note there is a new pre-registration process.

•	To register for the Webcast, use the link below:

https://event.on24.com/wcc/r/2947830/F4FC65582F7AC5A2D3AF5880C359F67D

•	To register for the Conference Call, use the link below:

http://www.directeventreg.com/registration/event/9854802

**When registering please type your phone number with no special characters**

A replay of the call will be available from 7:30 p.m. EST on March 4, 2021 until 11:59 p.m. EDT on April 4, 2021. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 9854802. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net loss, adjusted to exclude the items below, and has provided 2021 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net loss, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) gain on extinguishment of debt that pertains to an event that is not routine to the operation of the business, (vi) expenses that pertain to our 2019 restructuring, which is not routine to the operation of the business, (vii) changes in the fair value of derivative liability relating to the 2024 convertible notes, which is a non-cash charge and not related to the operation of the business, and (viii) losses on assets held for sale that pertain to a non-routine sale of manufacturing operations. The Company believes its non-GAAP net loss measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net loss, we have provided 2021 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to non-routine restructuring events, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our workforce, including our ability to realize the expected benefits of our corporate restructuring; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 30,	December 31,
	2020	2019
	(unaudited)
Assets
Cash, cash equivalents and short-term investments	$71,369	$125,839
Restricted cash - short term	12,917	12,836
Trade receivable, net	20,193	22,083
Other current assets	16,384	15,134
Inventories, net	28,677	25,221
Assets held for sale - current	71,795	—
Property and equipment, net	7,263	142,527
Intangible assets, net	366,981	402,329
Restricted cash - long term	18,609	30,270
Right of use assets, net	18,481	23,450
Other assets	11	29
Total assets	$632,680	$799,718

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$50,322	$65,335
Current portion of lease liability	7,944	7,746
Current portion of royalty liability	8,731	10,836
Current portion of contingent consideration	1,624	1,866
Current portion of loans payable	68,631	603
Convertible senior notes non-current	137,619	192,774
Derivative liability related to conversion option	1,193	59,409
Non-current portion of acquired contingent consideration	46,576	78,434
Non-current portion of lease liability	17,200	22,995
Non-current portion of royalty liability	6,526	13,565
Non-current portion of loans payable	28,555	25,495
Deferred tax liability	19,116	9,581
Other long-term liabilities	688	259
Total stockholder's equity	237,955	310,820
Total liabilities and stockholders' equity	$632,680	$799,718

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues:
Net product revenues	$34,679	$47,411	$124,831	$180,736
Milestone revenues	—	—	15,000	—
Royalty revenues	3,481	3,086	13,136	11,672
Total net revenues	38,160	50,497	152,967	192,408

Costs and expenses:
Cost of sales	10,842	8,666	33,513	34,849
Research and development	4,323	9,023	23,012	60,083
Selling, general and administrative	32,876	41,224	152,576	192,846
Amortization of intangible assets	7,691	7,691	30,763	25,636
Asset impairment	—	—	4,131	277,561
Loss on assets held for sale	57,896	—	57,896	—
Change in fair value of derivative liability	361	—	(39,959)	—
Change in fair value of acquired contingent consideration	2,566	(30,593)	(30,889)	(86,935)
Total operating expenses	116,555	36,011	231,043	504,040

Operating (loss) income	$(78,395)	$14,486	$(78,076)	$(311,632)

Gain on extinguishment of debt	—	55,073	—	55,073
Other expense, (net)	(7,764)	(4,697)	(29,591)	(17,689)
Loss (income) before income taxes	(86,159)	64,862	(107,667)	(274,248)
Benefit from income taxes	3,111	798	8,073	1,282
Net (loss) income	$(83,048)	$65,660	$(99,594)	$(272,966)

Net (loss) income per common share - basic	$(9.82)	$8.27	$(12.32)	$(34.43)
Net (loss) income per common share - diluted	$(9.82)	$8.26	$(12.32)	$(34.43)
Weighted average common shares - basic	8,454	7,938	8,084	7,927
Weighted average common shares - diluted	8,454	7,947	8,084	7,927

Acorda Therapeutics, Inc.

Non-GAAP Net (Loss) Income and Net (Loss) Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

GAAP net (loss) income	$(83,048)	$65,660	$(99,594)	$(272,966)
Pro forma adjustments:
Non-cash interest expense (1)	4,203	3,522	16,422	15,724

Change in fair value of acquired contingent consideration (2)	2,566	(30,593)	(30,889)	(86,935)

Restructuring costs (3)	—	4,401	343	4,401

Loss on assets held for sale (4)	57,896	—	57,896	—

Asset impairment charge (5)	—	—	4,131	277,561

Loss (gain) on change in fair value of derivative liability (6)	361	—	(39,959)	—

Gain on extinguishment of debt (7)	—	(55,073)	—	(55,073)

Share-based compensation expenses included in Cost of Sales	75	118	335	624
Share-based compensation expenses included in R&D	327	609	1,745	2,812
Share-based compensation expenses included in SG&A	1,187	2,029	6,020	10,814
Total share-based compensation expenses	1,589	2,756	8,100	14,250

Total pro forma adjustments	66,615	(74,987)	16,045	169,928

Income tax effect of reconciling items above (8)	4,698	(2,264)	(10,634)	(21,284)

Non-GAAP net loss	$(21,131)	$(7,063)	$(72,915)	$(81,754)

Net loss per common share - basic and diluted	$(2.50)	$(0.89)	$(9.02)	$(10.31)
Weighted average common shares - basic and diluted	8,454	7,938	8,084	7,927

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with the 2019 corporate restructuring.
(4) Impairment loss on Chelsea manufacturing assets held for sale at December 31, 2020.
(5) Charges related to the 2020 impairment of BTT1023 acquired in the Biotie acquisition and the 2019 impairment of goodwill associated with the Civitas and Biotie acquisitions.
(6) Changes in the fair value of the derivative liability related to the 2024 convertible senior notes.
(7) Gain on December 2019 extinguishment of a portion of the convertible senior notes due June 2021.
(8) Represents the tax effect of the non-GAAP adjustments.